UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2013

SUGARMADE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23446	94-300888
(Commission File Number)	(IRS Employer Identification No.)

2280 Lincoln Avenue, Suite 200, San Jose CA 95125
(Address of Principal Executive Offices)

888-747-6233
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934 or the "Exchange Act." These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results.  In some cases, you can identify forward looking statements by terms such as "would" and "intend" and “plan” or the negative of these terms. The forward-looking statements in this report are based upon management's current expectations and beliefs, which management believes are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. These statements represent our estimates and assumptions only as of the date of this report. Except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  These risks and uncertainties include such factors, among others, as the risks described from time to time in periodic and current reports we file with the United States Securities and Exchange Commission.

Item 5.02

Departures of Directors or Certain Officers; Election of Directors;

  Appointment of Certain Officers; Compensatory Arrangements of       Certain Officers.

Effective April 29, 2013, Sugarmade, Inc. (the “Company”) has appointed Clifton Leung as the Chief Executive Officer of the Company.  Mr. Leung is also currently a member of the Board of Directors of the Company.  In addition, Mr. Leung was the original President and CEO of the Company’s wholly-owned subsidiary, Sugarmade, Inc., as a private company in 2009, prior to when the Company acquired it on May 9, 2011. In addition, Mr. Leung brings his leadership position as President and Chairman in an American Chinese Cultural and Business Organization (Yick Keaurng) consisting of approximately 1,000 members through-out the world.  Mr. Leung believes his leadership position as Chief Executive Officer of the Company will enhance his ability to introduce his members to the Company in a variety of ways that will be beneficial to the Company.

The appointment was made by the Company’s Board of Directors with the further understanding that Mr. Leung will secure an initial minimum of $1,000,000 in financing over the next 30 days.  Securing the funding is intended to allow the Company to proceed with an existing pipeline of orders and increase its sales through a planned new, more aggressive presence in the retail sector, increased branding recognition as well as continuing with the current business-to-business sector. The terms of the financing include a Note term of 2 years with interest payable in cash at the rate of 5% per annum plus an additional rate of 10% per annum payable in stock at the conversion rate of seventy cents per share; both on a quarterly basis. The debt holder will also have the option to convert the outstanding balance into stock at any time during the term of the Note at an exercise price of seventy cents per share.

Effective April 29, 2013, Scott Lantz resigned as the Chief Executive Officer. Mr. Lantz continues in his role as President and a member of the Board of Directors.

The Company cannot provide any assurances as to whether Mr. Leung will be able to secure the $1,000,000 financing.  The failure to secure such financing could severely curtail our plans for future growth or in more severe scenarios, the continued operations of our Company.

A description of Mr. Leung’s business experience and related party transactions with the Company are contained in the Company’s Form 10K/A (Amendment No. 2) filed with the SEC on April 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUGARMADE, INC.

Dated: May 3, 2013	By:	/s/ Clifton Leung
Clifton Leung Chief Executive Officer